Exhibit 4.4

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT, OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(A)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(A)(1) AND A HALF” SALE. NOTWITHSTANDING THE FOREGOING, THE SECURITY MAY BE PLEDGED (BUT NOT TRANSFERRED) IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING SECURED BY THE SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER PURSUANT TO AN EXEMPTION FROM REGISTRATION OTHER THAN RULE 144, BORROWER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF AUGUST 6, 2019, BY AND AMONG THE SUBORDINATING CREDITORS IDENTIFIED THEREIN AND MIDCAP FINANCIAL TRUST IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “SENIOR CREDITOR AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS, AND OBLIGATIONS OF MANKIND CORPORATION AND MANNKIND LLC TO SENIOR CREDITOR AGENT AND SENIOR LENDERS (AS DEFINED THEREIN) AND LIENS AND SECURITY INTERESTS OF SENIOR CREDITOR AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT; AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT

PROMISSORY NOTE

$2,630,750	Issue Date: August 6, 2019

Westlake Village, California

THIS PROMISSORY NOTE (this “Note”), dated as of August 6, 2019, is issued pursuant to the certain Exchange Agreement, dated as of August 6, 2019, by and between MANNKIND CORPORATION, a Delaware corporation (“Borrower”), and BRUCE FUND, INC. (“Lender”).

FOR VALUE RECEIVED, Borrower hereby promises to pay to Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of up to Two Million Six Hundred Thirty Thousand Seven Hundred fifty Dollars ($2,630,750), due and payable on the Maturity Date.

1. Maturity; Repayment.

1.1 Maturity. The outstanding principal amount of this Note shall be due and payable on June 30, 2020; provided that if such date is not a Business Day, the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable on the Business Day immediately succeeding such date (the “Maturity Date”).

1.2 Repayment. Borrower shall pay this Note in lawful money of the United States of America and in immediately available funds or, at its option, in validly issued, fully paid and non-assessable shares of Common Stock (the “New Shares”), so long as each of the Equity Conditions are satisfied on each day during the Equity Conditions

Measuring Period applicable to such Payment Date. In respect of payments to be made in New Shares, Borrower shall deliver a written notice (which may be provided via e-mail) (such notice, a “Payment Notice”) to Lender on or prior to the fifth Trading Day prior to the applicable payment date (such payment date, a “Payment Date”), which Payment Notice shall be irrevocable and shall specify the amount of this Note (the “Payment Amount”) to be paid in New Shares, together with an officer’s certificate certifying that the Equity Conditions with respect to such payment in New Shares have been met as of the applicable Payment Date. Notwithstanding anything herein to the contrary, if the Equity Conditions fail to have been met as of the applicable Payment Date, the applicable Payment Amount shall be payable in cash.

Any payments of this Note to paid with New Shares, shall be paid in a number of validly issued, fully paid and non-assessable shares of Common Stock equal to the quotient of (1) the Payment Amount payable on such Payment Date less any such payment paid in cash, divided by (2) the Last Reported Sale Price on the Trading Day immediately prior to the applicable Payment Date. If the issuance of New Shares would result in the issuance of a fraction of a share of Common Stock, Borrower shall round such fraction of a share of Common Stock to the nearest whole share (with 0.5 being rounded up). When any New Shares are to be issued, Borrower shall (i) (A) provided that Borrower’s stock transfer agent is participating in the DTC Fast Automated Securities Transfer Program, upon the request of Lender, credit such aggregate number of New Shares to which Lender shall be entitled to Lender or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the stock transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, or upon request of Lender, issue and deliver to Lender no later than the second (2) Business Day after the applicable Payment Date certificates registered in the name of Lender for the number of New Shares to which Lender shall be entitled, (C) deposit such New Shares with the Depositary in accordance with the Applicable Procedures (as defined in the Indenture), or (D) otherwise deliver the applicable New Shares in accordance with procedures reasonably acceptable to the Lender.

2. Interest Rate. This Note shall be non-interest bearing.

3. Prepayment. This Note may be prepaid in whole or in part without penalty or premium.

4. Principal Amount. As of the date hereof, the principal amount of this Note is Two Million Six Hundred Thirty Thousand Seven Hundred Fifty Dollars ($2,630,750). At the time of prepayment of this Note, Lender shall make or cause to be made, an appropriate notation on Exhibit A attached hereto reflecting the amount of such prepayment. The outstanding amount of this Note set forth on Exhibit A shall be prima facie evidence of the principal amount thereof outstanding, but the failure to record, or any error in so recording, shall not limit or otherwise affect the obligations of Borrower to make payments of principal of or interest on this Note when due.

5. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

5.1 Borrower has the requisite power and authority to enter into this Note and to consummate the transactions contemplated hereby. The execution and delivery of this Note by Borrower and the consummation by Borrower of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Borrower. This Note has been duly executed and delivered by Borrower and constitutes the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Entity is required for the execution and delivery by Borrower of this Note or the transactions contemplated hereby, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained, or which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of Borrower to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. As used in this Note, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise (including, without limitation, a self-regulatory organization or stock exchange); (ii) federal, state or local; or (iii) domestic or foreign.

5.3 The execution and delivery by Borrower of this Note, the performance by Borrower of its obligations hereunder, and the consummation by Borrower of the transactions contemplated hereby, will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or any of its subsidiaries is a party or by which Borrower or any of its subsidiaries is bound or to which any of their property or assets is subject or (ii) any applicable law or statute or any order, rule or regulation of any Governmental Entity having jurisdiction over Borrower or any of its subsidiaries or any of their respective properties, except for in the case of either clause (i) or (ii) such conflicts, breaches or violations that would not prevent or delay the consummation of the transactions contemplated by this Note or that would not be reasonably expected to have a material adverse effect on Borrower, nor will any such action result in any violation of the provisions of the organizational documents of Borrower.

5.4 All of the New Shares, when issued in accordance with the terms of this Note, will be duly authorized and duly and validly issued, fully paid and nonassessable, free and clear of all liens, taxes, adverse claims, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person.

5.5 Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Borrower is not in violation of the requirements of the NASDAQ Stock Market (“NASDAQ”) and has no knowledge of any facts or circumstances which could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.

5.6 No brokerage or finder’s fees or commissions are or will be payable by Borrower or any of its Affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Note. Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.6 that may be payable by Borrower or any of its Affiliates or representatives in connection with the transactions contemplated by this Note.

5.7 Assuming the accuracy of the representations and warranties of Lender contained in Section 6 hereof, the offer and issuance of this Note or the issuance of the New Shares by Borrower pursuant hereto will be exempt from the registration requirements of the Securities Act (and such issuances will be or have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws). The amendments and transactions contemplated hereby does not contravene, including the issuance and sale of the New Shares under this Note, or require stockholder approval pursuant to, the rules and regulations of NASDAQ.

5.8 Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, has made or will make any offers or sales of any security, or has solicited or will solicit any offers to buy any security, under circumstances that would cause the offering and issuance of the New Shares to be integrated with prior offerings by Borrower for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act.

6. Representation and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

6.1 Lender has full right, power and authority to enter into this Note and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Note.

6.2 Lender understands that nothing in this Note or any other materials presented to Lender in connection with this Note or the issuance of any New Shares constitutes legal, tax or investment advice. Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Note and the issuance of any New Shares.

6.3 Lender understands that the this Note and any New Shares (collectively, the “Securities”) have not been registered under the Securities Act. Lender also understands that the Securities are being offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon Lender’s representations contained in this Note.

6.4 Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower so that it is capable of evaluating the merits and risks of the Securities and has the capacity to protect its own interests. Lender must bear the economic risk of the Securities indefinitely (subject to Borrower’s payment obligations under this Note) unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Lender understands that Borrower has no present intention of registering any of the Securities. Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Lender to transfer all or any portion of any of the Securities under the circumstances, in the amounts or at the times Lender might propose.

6.5 Lender is acquiring the Securities for Lender’s own account for investment only, and not with a view towards their distribution.

6.6 Lender has the capacity to protect its own interests in connection with the transactions contemplated in this Note.

6.7 Lender is an accredited investor within the meaning of Regulation D under the Securities Act.

7. Certain Definitions

For purposes of this Note, the following terms shall have the following meanings:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Business Day” means, with respect to this Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of Borrower, par value $0.01 per share.

“Equity Conditions” means, with respect to the payment of interest in New Shares:

(i)     either (1) all of the New Shares (in the case of a payment in New Shares) and held by a non-Affiliate of Borrower shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of such New Shares has been filed by Borrower and been declared effective by the Commission or is automatically effective and is available for use, and Borrower expects such shelf registration statement to remain effective and available for use from the applicable Payment Date until thirty (30) days following the applicable Payment Date;

(ii)     during the applicable Equity Conditions Measuring Period, the Common Stock is listed or traded on an Eligible Market and shall not have been suspended from trading on such Eligible Market (as defined below) (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower) nor shall delisting or suspension by such Eligible Market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such Eligible Market;

(iii)     any applicable New Shares may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or trading;

(vi)     any applicable New Shares shall be duly authorized and will be validly issued, fully paid and non-assessable upon issuance in accordance with the terms of this Note; and

(vi)     no Event of Default shall have occurred and be continuing.

“Equity Conditions Measuring Period” means the period (x) commencing on the Payment Notice Date with respect to such payment is delivered to Lender and (y) ending on the applicable Payment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indenture” means that certain indenture, dated as of August 6, 2019, between Borrower and U.S. Bank National Association, as Trustee, in respect of Borrowers 5.75% Convertible Senior Subordinated Exchange Notes Due 2024.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded (each, an “Eligible Market”). If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Borrower for this purpose.

“Payment Notice Date” means a date on which Borrower delivers a Payment Notice to Lender.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act, or any other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ or, if the Common Stock (or such other security) is not then listed on The NASDAQ, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

8. Default. Each of the following events shall be an “Event of Default” hereunder:

(a)     Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or within five (5) Business Days thereafter;

(b)     Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)     An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower; or

(d)     Any representation or warranty made herein or in any other document delivered in connection herewith shall be incorrect or misleading in any material respect when made or deemed made (except where any such representation or warranty by the terms thereof is subject to a materiality standard, in which case such representation or warranty shall be incorrect or misleading in any respect).

Upon the occurrence of an Event of Default hereunder, all unpaid principal and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

9. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

10. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Borrower consents to in personam jurisdiction of the courts in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York for any legal action or proceeding with respect to this Note. Borrower, by execution and delivery of this Note, hereby irrevocably accepts in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

11. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign to one or more other persons all or a portion of its rights (but not its obligations) under this Note.

12. Integration. This Note reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement or instrument, oral or written, before or after the date hereof.

13. Amendments, Modification, Etc. No amendment, modification or waiver of any provision of this Note, and no consent to any departure by Lender or Borrower and their assigns therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Note preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender under this Note against Borrower are not conditional or contingent on any attempt by Lender to exercise any of its rights under this Note against Borrower or any other person.

15. Expenses. Borrower agrees to reimburse, periodically and upon request, and at the date of effectiveness of this Note or upon termination of this Note, (i) Lender’s reasonable expenses, including the reasonable fees and disbursements of Lender’s attorneys, arising in connection with the preparation, negotiation, execution, delivery, amendment and administration of this Note and related transactions and (ii) Lender’s expenses, including the fees and disbursements of Lender’s attorneys, in connection with the enforcement of this Note or the protection of Lender’s rights under this Note. In addition, Borrower agrees to reimburse Lender for all reasonable expenses, including the reasonable fees and disbursements of Lender’s attorneys, incurred in connection with the licensing of Lender as a finance lender under the California Finance Lenders Law.

16. Indemnity. Borrower shall indemnify, defend and hold harmless Lender and its agents and attorneys (collectively, the “Indemnitees”) from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery of this Note or the extension of credit represented hereby, and (ii) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of this Note, the extension of credit represented hereby or the use or intended use of the proceeds thereof; provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

17. Seniority. Amounts due under this Note shall be subordinated in accordance with that certain Subordination Agreement, dated as of August 6, 2019, between Lender and MidCap Financial Trust.

[Signature Pages Follow]

BORROWER:	MANNKIND CORPORATION

	By:	/s/ Steven Binder
		Name:	Steven Binder
		Title:	Chief Financial Officer

LENDER:	BRUCE FUND, INC.

	By:	/s/ R. Jeffrey Bruce
		Name:	R. Jeffrey Bruce
		Title:	Vice President

[Signature Page to Promissory Note (July Deferred Payment)]

Exhibit A

PRINCIPAL SCHEDULE

Date	Repayment	Principal Balance

[Ex. A – Page 1]